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Exhibit 21.1

Subsidiaries of
Apple REIT Nine, Inc.
At December 31, 2009
(The state of incorporation or organization of each subsidiary is Virginia, except as noted below)

A.    Direct Subsidiaries

Apple Nine Hospitality, Inc.
Apple Nine Residential, Inc.
Apple Nine Ventures, Inc.
Apple Air Holding, LLC (24% Ownership)

B.    Indirect Subsidiaries (held through direct subsidiaries or other indirect subsidiaries)

Apple Nine Hospitality Management, Inc.
Apple Nine Hospitality Ownership, Inc.
Apple Nine Ventures Ownership, Inc.
Apple Nine Hospitality Texas Services, Inc.
Apple Nine Hospitality Texas Services II, Inc.
Apple Nine NC GP, Inc.
Apple Nine NC LP, Inc.
Apple Nine North Carolina, L.P.
Apple Nine Pennsylvania, Inc.
Apple Nine Pennsylvania Business Trust*
Apple Nine SPE Allen, Inc.
Apple Nine SPE Austin Arboretum, Inc.
Apple Nine SPE Austin Northwest, Inc.
Apple Nine SPE Bristol, Inc.
Apple Nine SPE Duncanville, Inc.
Apple Nine SPE Round Rock, Inc.
Apple Nine Services Allen, Inc.
Apple Nine Services Austin Arboretum, Inc.
Apple Nine Services Austin Northwest, Inc.
Apple Nine Services Bristol, Inc.
Apple Nine Services Duncanville, Inc.
Apple Nine Services Round Rock, Inc.
Sunbelt-CJT, L.L.C.**
Sunbelt-CTY, L.L.C.**
Sunbelt-GDA, L.L.C.**
Sunbelt-RHM, L.L.C.**

*
State of organization is Pennsylvania.

**
State of organization is Alabama.

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  Exhibit 21.1